EXHIBIT 99.1
Cibolan Issues Update

RENO, NV. January 20, 2016 --- Cibolan Gold Corporation (OTCPink: CIBG): issued the following update:

On January 16, 2016, the Mining Lease by and Independence Gold-Silver Mines Inc. and General Gold Corporation a wholly owned subsidiary of Cibolan Gold Corporation dated July 13, 2005 was terminated as a result of nonpayment of advance minimum royalty payments required under the agreement. The Company was given encouragement by Independence Gold-Silver Mines, Inc. that a new lease could be negotiated. It is now clear that will not be the case.

Bryson Goodwin resigned as a member of the Board of Directors effective October 1, 2015.

Shane K. Dyer resigned as a member of the Board of Directors effective February 15, 2016.

Walter A. Marting, Jr. resigned as a member of the Board of Directors effective June 7, 2016.

Larry Max Bigler resigned as a member of the Board of Directors effective July 22, 2016.

Notice Regarding Forward-Looking Statements. This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and in Canadian securities legislation. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expansions, recommendations, explanations, expectations, goals, evaluations, findings or intentions regarding the future. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expansions, recommendations, explanations, expectations, goals, evaluations, findings or intentions will prove to be accurate.